Exhibit 99.1

Phillips Edison – ARC Shopping Center REIT Inc. Reports Third Quarter 2011 Results

Joint Venture with Institutional Investment Fund and Rise in Equity Raised Highlights REIT Progress.

CINCINNATI—(BUSINESS WIRE)—Phillips Edison – ARC Shopping Center REIT Inc. (“Phillips Edison – ARC” or the “Company”), a publicly registered, non-traded REIT focused on grocery-anchored neighborhood and community shopping centers, today announced its operating results for the three months and nine months ended September 30, 2011.

“During the third quarter, the closing of our joint venture with CBRE Global Multi Manager along with a nearly four-fold increase in equity raised through our relationship with Realty Capital Securities has us positioned to continue to acquire well-located grocery-anchored centers that we believe will be accretive to the portfolio,” said John Bessey, President and Chief Investment Officer of Phillips Edison – ARC. “Given our solid pipeline of attractive opportunities and a consistent inflow of funds, we anticipate a dramatic increase in the acquisition pace going forward.”

Jeff Edison, Chief Executive Officer and Co-Chairman of Phillips Edison – ARC added, “During the third quarter, we generated $234,000 of modified funds from operations (“MFFO”). We also paid distributions to stockholders of $232,000 during the same period. We believe that both of these figures align with our objectives to preserve capital and provide stable cash distributions.”

During the three and nine months ended September 30, 2011, the Company:

•

Paid monthly distributions totaling $232,000 and $543,000 for the three and nine months ended September 30, 2011, respectively, which equates to an annualized distribution rate of 6.5% based on an offering price of $10.00 per share.

•	Generated $234,000 and $568,000 of MFFO during the three and nine months ended September 30, 2011, respectively.

•

Entered into a joint venture with institutional investors advised by CBRE Investors Global Multi Manager, who have committed $50 million to invest in grocery-anchored neighborhood and community shopping centers. With the addition of the Company’s capital commitment of approximately $59 million, and assuming 50% leverage, the joint venture has a total purchasing capacity of over $200 million.

•	Acquired St. Charles Plaza, a 65,000 square foot Publix-anchored retail center located in Haines City, Florida on June 10, 2011 for $10.1 million.

•

Subsequent to the quarter end, acquired three grocery-anchored shopping centers located in the Southeast and Mid-Atlantic U.S., totaling 255,277 square feet for a combined purchase price of $31.8 million.

PORTFOLIO UPDATE

As of November 14, 2011, the Company owned six properties, presented below:

Property Name	Location	Property Type	Date Acquired	Contract Purchase Price	Rentable Square Footage	Annualized Base Rent	Annualized Base Rent per Leased Square Foot	Average Remaining Lease Term in Years	% Leased
Lakeside Plaza	Salem, Virginia	Shopping Center	12/10/10	$8.75 million	82,033	$821,044	$10.12	5.7 years	98.9%
Snow View Plaza	Parma, Ohio	Shopping Center	12/15/10	$12.30 million	100,460	$1,120,695	$12.12	7.4 years	92.0%
St. Charles Plaza	Haines City, Florida	Shopping Center	6/10/11	$10.10 million	65,000	$923,395	$14.47	12.3 years	98.2%
Southampton Village	Tyrone, Georgia	Shopping Center	10/14/11	$8.35 million	77,956	$796,596	$11.82	10.2 years	86.5%
Centerpoint	Easley, South Carolina	Shopping Center	10/14/11	$6.85 million	72,287	$680,016	$11.11	10.3 years	84.7%
Burwood Village Center	Glen Burnie, Maryland	Shopping Center	11/09/11	$16.60 million	105,834	$1,435,380	$13.90	7.5 years	98.3%

The weighted average remaining lease term of grocery anchor tenants at the properties listed above was approximately eleven years as of November 14, 2011.

FINANCIAL UPDATE

NET LOSS TO FFO/MFFO RECONCILIATION
($000’s)

	Three months ended	Nine months ended
	September 30, 2011	September 30, 2011
Net loss	$(440)	$(1,293)
Depreciation and amortization	345	853

FFO	$(95)	$(440)
Amortization of above or below market leases	97	214
Acquisition-related expenses	246	740
Sponsor capital contribution for certain general and administrative expenses	—	88
Straight-line rent	(14)	(34)

MFFO	$234	$568

Gross distributions paid	$232	$543

The Company uses the definition of MFFO issued by the Investment Program Association with a further adjustment to add sponsor capital contributions for certain general and administrative expenses. The Company’s sponsors provided $0 and $88,000 for certain of the Company’s general and administrative expenses as a capital contribution during the three and nine months ended September 30, 2011, respectively. The sponsors have not received, and will not receive, any reimbursement or additional equity for this contribution.

To view complete details of the Company’s performance in the first nine months of 2011 and to find more information about the Company’s MFFO, please refer to the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2011.

This material does not constitute an offer to sell nor a solicitation of an offer to buy any securities described herein or otherwise. Only a prospectus for a specific securities offering makes such an offer.

This material may contain forward-looking statements that involve assumptions, uncertainties and risks, some of which are set forth below. These statements are not guarantees and should not be regarded as representations that the results or conditions described in such statements, or that our objectives and/or plans, will be achieved.

The Company may raise substantially less capital than its maximum offering amount, in which case the Company would not be able to capitalize on attractive buying opportunities. A real estate investment program offering is subject to the following risks: The failure to qualify, or maintain the requirements, to be taxed as a REIT would reduce the amount of income available for distribution and limit the Company’s ability to make distributions to its stockholders. No public market currently exists for the Company’s shares of common stock, and one may never exist for this or any other such type of real estate program. Securities are being offered on a best-efforts basis. These are speculative securities and as such involve a high degree of risk. There are substantial conflicts between the Company and its sponsor, advisor, sub-advisor, dealer/manager and property manager. There is no assurance that the value of the real estate will be sufficient to return any portion of investors’ original capital. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market, and the Company cannot assure you that there will be growth in the value of the properties.

About Phillips Edison – ARC Shopping Center REIT Inc.

Phillips Edison – ARC Shopping Center REIT (the “Company”) is a combined effort between two leading real estate companies with proven track records: Phillips Edison & Company, the largest private owner operator of grocery-anchored shopping centers in the U.S., and American Realty Capital, a leading sponsor and equity raiser in the non-traded REIT industry. Through Realty Capital Securities, its broker dealer, American Realty Capital has raised over $3.4 billion of equity capital for direct investment programs. The Company is backed by Phillips Edison & Company founders Jeffrey Edison and Michael Phillips, who along with an experienced management team that averages 20 years in the industry, have placed more than $1.8 billion to acquire over 250 shopping centers in 35 states. The Company invests primarily in well-located grocery-anchored neighborhood and community shopping centers throughout the United States.

For more information, visit http://www.phillipsedison-arc.com.

To arrange interviews with Phillips Edison – ARC Shopping Center REIT, Inc. executives, please contact Tony DeFazio at 484-532-7783 or tony@defaziocommunications.com.

Contacts

DeFazio Communications, LLC

Tony DeFazio, 484-532-7783

tony@defaziocommunications.com

or

Phillips Edison – ARC Shopping Center REIT Inc.

John Bessey, President, 513-619-5037

jbessey@phillipsedison.com